UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 30, 2025
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2025 (the “Closing Date”), Momentus Inc., a Delaware corporation (the “Company”) consummated a “best efforts” public offering (the “Offering”) of an aggregate of (i) 680,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Common Stock”), (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 2,156,880 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (iii) warrants (“Common Warrants”) to purchase up to 2,836,880 shares of Common Stock (the “Common Warrant Shares”). Each share of Common Stock, or a Pre-Funded Warrant in lieu thereof, was sold together with an accompanying Common Warrant to purchase one share of Common Stock.

The public offering price for each share of Common Stock and one accompanying Common Warrant was $1.41. The public offering price of each Pre-Funded Warrant and one accompanying Common Warrant was $1.40999, which equals the price at which one share of Common Stock and accompanying Common Warrant was sold to the public in this offering, minus $0.00001. The exercise price of each Pre-Funded Warrant is $0.00001 per share. Each Common Warrant offered in the Offering is exercisable for one share of Common Stock and has an initial exercise price equal to $1.41.

The Company received aggregate gross proceeds from the Offering of approximately $4 million, before deducting placement agent’s fees and other offering expenses. The Company used the proceeds of the offering to repay all amounts owed under that certain Loan Agreement dated May 30, 2025, between the Company and J.J. Astor & Co. in the amount of $1,026,250, and intends to use the remaining proceeds of the Offering for general corporate purposes.

The Securities Offered

Each Pre-Funded Warrant is immediately exercisable for one Pre-Funded Warrant Share at an exercise price of $0.00001 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full.

Each Common Warrant has an exercise price of $1.41 per share and will be immediately exercisable for one Common Warrant Share beginning on the effective date of stockholder approval. Each Common Warrant will expire five years from the date of stockholder approval.

The Shares, Pre-Funded Warrants, and accompanying Common Warrants were issued separately.

The exercise price of the Common Warrants and the Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Common Warrants and Pre-Funded Warrants may be exercised on a cashless basis if at any time there is no effective registration statement registering, or no current prospectus is available for, the resale of the Common Warrant Shares with respect to the Common Warrants or Pre-Funded Warrant Shares with respect to the Pre-Funded Warrants.

A holder of the Common Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrants or Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, Common Warrants, Common Warrant Shares, Pre-Funded Warrants, and Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-288123) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), that was declared effective on June 30, 2025.

The foregoing does not purport to be a complete description of each of the Common Warrants or the Pre‑Funded Warrants and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, on June 30, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”), pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of forty-five (45) days and will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of three (3) months after the Closing Date, subject to certain exceptions.

Pursuant to the Purchase Agreement, each of the Company’s executive officers and directors entered into a lock-up agreement with the Placement Agent (as defined below) providing that each such person, for a period of ninety (90) days from the Closing Date, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent.

The Purchase Agreement also contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company or the purchasers in the Offering, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Amendment to Common Stock Purchase Warrants

The Investor is the holder of certain common stock purchase warrants, issued on each of (i) October 24, 2024 (the “October 2024 Warrant”) and (ii) December 18, 2024 (the “December 2024 Warrant” and collectively with the October 2024 Warrant, the “Warrants”) to purchase shares of Common Stock.

In connection with the Offering, on June 30, 2025, the Company entered into an amendment to the Warrants (the “Amendment to Common Stock Purchase Warrants”) with the Investor, pursuant to which the exercise price per share of the Common Stock under each Warrant shall be $1.41, subject to adjustment The warrant amendment is effective immediately, and the warrants shall expire on July 1, 2030.

The foregoing does not purport to be a complete description of the Amendment to Common Stock Purchase Warrants and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 4.3 to this Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

Also, in connection with the Offering, on June 30, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.” or the “Placement Agent”), pursuant to which the Placement Agent agreed to act as Placement Agent on a reasonable “best efforts” basis in connection with the Offering. The Company paid the Placement Agent a cash fee equal to 7.0% of the gross proceeds raised in the Offering. In addition, the Company has also agreed to reimburse the Placement Agent for legal expenses incurred by it in connection with the Offering in an amount not to exceed $105,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 with respect to the Amendment to Common Stock Purchase Warrants is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Placement Agency Agreement, dated as of June 30, 2025, by and between Momentus Inc. and A.G.P./Alliance Global Partners, as placement agent.
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Amendment to Common Stock Purchase Warrants
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler
Dated:	July 2, 2025	Title:	Interim Chief Financial Officer